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EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Escalon Medical Corp. on Form S-3 of our report dated August 18, 2000, appearing in the Annual Report on Form 10-K of Escalon Medical Corp. for the year ended June 30, 2000 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



/s/ Parente Randolph LLC

PARENTE RANDOLPH LLC

Philadelphia, Pennsylvania
August 13, 2001